Exhibit 99.2

FEBRUARY 21, 2023

BRIGHTSPIRE CAPITAL

SUPPLEMENTAL FINANCIAL REPORT

FOURTH QUARTER 2022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with accelerating inflationary trends, recent and potential further interest rate increases, the volatility of interest rates, credit spreads and the transition from LIBOR to SOFR, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company's assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the impact of the conflict between Russia and Ukraine, global trade tensions, and the implementation and expansion of economic and trade sanctions. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale, diversified and internally-managed commercial real estate credit REIT

Diversified Portfolio

Of Primarily Senior Loans & Net Lease Assets

$4.9B Total At-Share Assets (Undepreciated)

$3.5B Total Loan Portfolio

- *103 total loans, $34M average size*
- *96% floating-rate loan portfolio*

Liquidity

$449M Total Liquidity[1]

$284M Total Unrestricted Cash (or $2.20 per share)[2]

Strong liquidity position to navigate changing market environment

Balance Sheet

2.0x Debt-to-Equity Ratio[3]

$12.06 Undepreciated Book Value Per Share

Fully undrawn $165M revolver, $940M master repurchase facilities availability[2]

Earnings & Dividend Coverage

$0.20 Q4'22 Quarterly Dividend Per Share

$0.27 Q4'22 Adjusted Distributable Earnings Per Share*

- *135% Adjusted Distributable Earnings Coverage*
- *Positioned for rising rates*

* Refer to the Appendix for a definition and reconciliation to GAAP net income
As of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE

FINANCIAL RESULTS

- Q4'22 and full year 2022 Net Income of **$0.03 per share** and **$0.34 per share**, respectively
- Q4'22 and full year 2022 Distributable Earnings of **$0.27 per share** and **$0.53 per share**, respectively
- Q4'22 and full year 2022 Adjusted Distributable Earnings of **$0.27 per share** and **$0.98 per share**, respectively
- GAAP net book value of **$10.77 per share** and undepreciated book value of **$12.06 per share**
- Declared and paid a quarterly dividend of **$0.20 per share** for Q4'22, **10.7%** yield on current share price(4)

ORIGINATIONS

- Q4'22 committed **$22 million** to a new preferred equity investment (in connection with the payoff of our $182 million senior loan secured by a multifamily property in Milpitas, CA)
- Committed **$1.0 billion** across 30 new loans in 2022 (68% secured by multifamily or industrial properties)(5)

PORTFOLIO

- **$4.9 billion** total at-share assets; predominantly senior loans and net lease assets
- **$3.5 billion** loan portfolio with a W.A. unlevered yield of **8.5%** (up from 7.2% in Q3'22) and W.A. risk ranking of **3.2**
  - **$383 million** of repayment proceeds across 12 loans in Q4'22; subsequent to Q4'22, **$69 million** from three loans(2)
  - **$897 million** of repayment proceeds across 30 loans in 2022
  - General CECL reserve of $49 million, or $0.38 per share (134 bps of total commitments across loan portfolio)(6)
  - Specific CECL reserve of $57 million, or $0.44 per share (no change from Q3'22)
- **$722 million** net lease assets (undepreciated) with a W.A. lease term of **10.7** years
- Sold our remaining four CRE debt security tranches, related to one "B-piece" transaction for **$37 million**

LIQUIDITY & CAPITALIZATION

- **$449 million** of available liquidity (**$284 million** of unrestricted cash and **$165 million** of revolver capacity)(2)
- **$2.25 billion** of total master repurchase facility capacity with **$940 million** of availability(2)

BRIGHTSPIRE CAPITAL

As of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

FINANCIAL OVERVIEW

Key Financial Metrics

GAAP Net Income ($M) Per Share	**$4.2** $0.03
Distributable Earnings ($M) Per Share	**$34.2** $0.27
Adjusted Distributable Earnings ($M) Per Share	**$35.0** $0.27
Total At-Share Assets ($B) (Undepreciated)	**$4.9**
Total Debt Outstanding (UPB) ($B) Debt-to-Equity[3]	**$3.2** 2.0x
Book Value (GAAP) ($B) Per Share	**$1.4** $10.77
Book Value (Undepreciated) ($B) Per Share	**$1.6** $12.06
CECL Reserve (General) ($M) Per Share / Basis Points ("BPS")[6]	**$49.5** $0.38 / 134 bps
CECL Reserve (Specific) ($M) Per Share	**$57.2** $0.44

Capital Structure



1%
13%
33%
25%
28%
Total capitalization
$4.7B
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

Undepreciated Book Value Per Share Bridge



$12.25
$11.75
$11.25
$10.75
$12.08
$0.07
$0.07
($0.16)
$12.06
9/30/22 Undepreciated BVPS
Earnings in Excess of Dividends
Other*
Change in CECL Reserve
12/31/22 Undepreciated BVPS

BRIGHTSPIRE CAPITAL

* Includes FX translation, realized gain related to the B-piece sale, equity-based compensation and other OCI adjustments

As of December 31, 2022, unless otherwise stated; at BRSP share

See footnotes in the appendix

PORTFOLIO OVERVIEW

Investment Type

Based on GAAP net carrying value as of December 31, 2022



Loan portfolio
Net lease & other real estate
CRE debt securities(7)
14%
<1%
86%

Property Type

Based on GAAP gross carrying value as of December 31, 2022



Multifamily
Office
Hotel
Industrial
Mixed-use
Retail
<1%
4%
7%
10%
40%
39%

Portfolio Overview

(At BRSP share)	Investment count		Carrying value		Net carrying value		Per share
Senior mortgage loans	96	$	3,383	$	842	$	6.53
Mezzanine loans	6		113		113		0.88
Preferred equity	1		22		22		0.17
General CECL reserves			(49)		(49)		(0.38)
Total loan portfolio	**103**		**3,469**		**928**		**7.20**
Net lease & other real estate	10		768		153		1.18
CRE debt securities[7]	1		3		3		0.02
Total investment portfolio	**114**	**$**	**4,240**	**$**	**1,083**	**$**	**8.40**
Plus: cash & net assets[8]			496		304		2.37
Total - GAAP		**$**	**4,736**	**$**	**1,388**	**$**	**10.77**
Plus: accumulated D&A[9]			167		167		1.29
Total - Undepreciated		**$**	**4,903**	**$**	**1,554**	**$**	**12.06**

Above charts exclude the impact of general CECL reserves. In addition, "Property Type" chart excludes CRE debt securities
$ in millions, except per share data; as of December 31, 2022; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO HIGHLIGHTS

2022 New Loan Origination Highlights

$1.0B	$34M	S+3.63%	100%	68%
Total commitments[5]	Average loan size (total commitments)	W.A. cash coupon[10]	% floating rate[10]	W.A. loan-to-value[10]

Loan Portfolio Activity



$3,500
Total Loan Count
98
$859
Total New Loans
30
$107
($35)
($913)
Total Loan Repayments + Sales
25
$3,518
Total Loan Count
103
12/31/21 Loan Portfolio
Total New Loans - Initial Fundings (11)
Additional Loan Fundings
Other (12)
Repayments + Sales
12/31/22 Loan Portfolio

BRIGHTSPIRE CAPITAL

Above chart based on GAAP gross carrying value and excludes the impact of general CECL reserves
$ in millions; as of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO OVERVIEW

Overview

103	Total number of investments
$3.5B	Total loan portfolio
$34M	Average investment size
1.2 yrs.	W.A. remaining term[13]
3.2 yrs.	W.A. extended remaining term[14]
8.5%	W.A. unlevered all-in yield[15]
3.2	W.A. risk ranking
100%	of senior loans are floating rate
69%	W.A. loan-to-value (senior loans only)

Investment Type



3%
1%
96%
Senior mortgage loans
Mezzanine loans
Preferred equity

Property Type



4%
1%
12%
49%
33%
Multifamily
Hotel
Industrial
Office
Mixed-use

Region



West
46%
Southwest
33%
Southeast
6%
Northeast
15%

Risk Ranking



W.A. Risk Ranking
3.2
0%
6%
74%
17%
3%
1
2
3
4
5

Above charts based on GAAP gross carrying value and excludes the impact of general CECL reserves
As of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO DIVERSIFICATION

(At BRSP share)	Number of investments	Collateral Type: Carrying value	Collateral Type: % of carrying value	Region Exposure as a % of Carrying Value: West	Southwest	Northeast	Southeast
Multifamily	59	$ 1,728,196	49%	18%	27%	1%	3%
Office	32	1,169,853	33%	15%	6%	9%	3%
Hotel	5	418,231	12%	12%	--	0%	--
Mixed-use	4	151,307	4%	--	--	4%	--
Industrial	3	50,236	1%	1%	--	--	--
Total	**103**	**$ 3,517,823**	**100%**	**46%**	**33%**	**15%**	**6%**
General CECL reserves		(49,470)					
Total – Net of general CECL reserves		**$ 3,468,353**					

Property Type Exposure by Region



Multifamily
6%
2%
38%
54%
Office
9%
18%
45%
28%
Hotel
3%
97%
Mixed-use
100%
Industrial
100%
West
Southwest
Northeast
Southeast

BRIGHTSPIRE CAPITAL

Above charts based on GAAP gross carrying value and excludes the impact of general CECL reserves
$ in thousands; as of December 31, 2022; at BRSP share

LOAN PORTFOLIO SUMMARY

(At BRSP share)	Number of investments		Carrying value	% of carrying value		Net carrying value	W.A. unlevered all-in yield[15]	W.A. extended term (years)[14]
Floating rate								
Senior mortgage loans	96	$	3,382,540	96%	$	841,975	8.3%	3.2
Mezzanine loans*	1		12,120	0%		12,120	15.4%	0.0
Total / W.A. floating rate	**97**		**3,394,660**	**96%**		**854,095**	**8.3%**	**3.2**
Fixed rate								
Mezzanine loans	5		100,666	3%		100,666	12.4%	2.6
Preferred equity	1		22,497	1%		22,497	12.1%	9.9
Total / W.A. fixed rate	**6**		**123,163**	**4%**		**123,163**	**12.4%**	**3.9**
Total / W.A.	**103**	**$**	**3,517,823**	**100%**	**$**	**977,258**	**8.5%**	**3.2**
General CECL reserves			(49,470)			(49,470)		
Total / W.A. – Net of general CECL reserves		**$**	**3,468,353**		**$**	**927,788**		

BRIGHTSPIRE CAPITAL

Note: carrying value and net carrying value in the above table includes the impact of specific CECL reserves
* Subsequent to December 31, 2022, the New York, NY Hotel mezzanine loan was extended to December 2023
$ in thousands; as of December 31, 2022; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO MATURITIES

Weighted average fully extended remaining term of approximately 3.2 years across the loan portfolio



Fully Extended Loan Maturities(14)
$ in Millions
Fully extended loan maturities (carrying value)
Unfunded commitments
$1,500
$1,250
$1,000
$750
$500
$250
$0
$12
$0
2022*
$174
$3
2023
$472
$45
2024
$525
$22
2025
$1,401
$97
2026
$934
$96
2027+

BRIGHTSPIRE CAPITAL

Above chart based on GAAP gross carrying value and excludes the impact of general CECL reserves
* Subsequent to December 31, 2022, the New York, NY Hotel mezzanine loan was extended to December 2023
As of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

NET LEASE REAL ESTATE & OTHER REAL ESTATE SUMMARY

(At BRSP share)	Number of investments	BRSP ownership %	Rentable square feet ("RSF")	Carrying value	% of carrying value	Net carrying value	Q4'22 NOI (at BRSP share)	W.A. % leased at end of period[16]	W.A. remaining lease term (years)[17]
Net lease real estate ("NNN")									
Office*	3	100%	1,812 RSF	$ 325,583	42%	$ 110,567	$ 5,857	100%	7.4
Industrial	1	100%	2,787 RSF	253,810	33%	53,810	5,059	100%	15.7
Retail	4	100%	468 RSF	28,279	4%	(11,333)	1,220	100%	4.3
Total / W.A. - NNN	**8**	**100%**	**5,068 RSF**	**$ 607,672**	**79%**	**$ 153,043**	**$ 12,136**	**100%**	**10.7**
Other real estate ("Other RE")									
Office	2	93%	1,344 RSF	$ 160,729	21%	$ (403)	$ 3,852	85%	3.3
Total / W.A. – Other RE	**2**	**93%**	**1,344 RSF**	**$ 160,729**	**21%**	**$ (403)**	**$ 3,852**	**85%**	**3.3**
Total / W.A.	**10**	**98%**	**6,412 RSF**	**$ 768,401**	**100%**	**$ 152,640**	**$ 15,988**	**97%**	**9.2**
Accumulated depreciation and amortization[9]				166,525		166,525			
Total / W.A. – Undepreciated				**$ 934,926**		**$ 319,165**			

Region



West
38%
Midwest
18%
Northeast
11%
Europe
33%

Property Type



4%
33%
63%
Office
Industrial
Retail

W.A. Remaining Lease Term[17]



<1%
29%
71%
5.0+
2.5 - 5.0
<2.5

BRIGHTSPIRE CAPITAL

* Net lease office NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property
Above charts based on GAAP gross carrying value; $ and RSF in thousands; as of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

INVESTMENT DETAIL

Loan Portfolio

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[15]	Extended maturity date[14]	LTV	Risk ranking
Multifamily										
Loan 1*	Senior	Jun-19	Santa Clara, CA	$ 57	Floating	L+4.4%	9.0%	Jun-24	65%	4
Loan 2	Senior	Mar-22	Austin, TX	50	Floating	S+3.3%	8.2%	Mar-27	75%	3
Loan 3	Senior	Jul-21	Dallas, TX	50	Floating	S+3.4%	8.2%	Aug-26	74%	3
Loan 4	Senior	May-22	Las Vegas, NV	49	Floating	S+3.6%	8.4%	Jun-27	74%	3
Loan 5	Senior	May-21	Las Vegas, NV	46	Floating	S+3.5%	8.2%	Jun-26	70%	3
Loan 6	Senior	Nov-21	Phoenix, AZ	44	Floating	L+3.4%	8.5%	Dec-26	74%	3
Loan 7	Mezzanine	Dec-19	Milpitas, CA	44	Fixed	8.0%	13.3%	Dec-24	58% - 85%	4
Loan 8	Senior	Feb-21	Arlington, TX	44	Floating	S+3.7%	8.6%	Feb-26	81%	3
Loan 9	Senior	Mar-21	Richardson, TX	43	Floating	L+3.4%	8.1%	Mar-26	75%	3
Loan 10	Senior	Jul-21	Jersey City, NJ	43	Floating	L+3.0%	7.7%	Aug-26	66%	2
Subtotal / W.A. top 10 multifamily				$ 471		3.9%	8.8%	Apr-26	n/a	3.1
Loan 11	Senior	Dec-20	Austin, TX	$ 43	Floating	L+3.7%	8.4%	Jan-26	54%	2
Loan 12	Senior	Mar-21	Fort Worth, TX	41	Floating	S+3.6%	8.3%	Apr-26	83%	3
Loan 13	Senior	Dec-21	Denver, CO	39	Floating	L+3.2%	8.1%	Dec-26	74%	3
Loan 14	Senior	Jul-21	Dallas, TX	39	Floating	L+3.1%	8.0%	Aug-26	77%	3
Loan 15	Senior	Mar-22	Long Beach, CA	37	Floating	S+3.4%	8.3%	Apr-27	74%	3
Loan 16	Senior	Jul-22	Irving, TX	36	Floating	S+3.6%	8.5%	Aug-27	73%	3
Loan 17	Senior	Mar-22	Louisville, KY	36	Floating	S+3.7%	8.6%	Apr-27	72%	3
Loan 18	Senior	Sep-21	Carrollton, TX	36	Floating	L+3.1%	7.8%	Oct-25	73%	3
Loan 19	Senior	Jan-22	Dallas, TX	35	Floating	S+3.5%	8.4%	Feb-27	75%	3
Loan 20	Senior	Jan-22	Los Angeles, CA	35	Floating	S+3.4%	8.0%	Feb-27	65%	3
Subtotal / W.A. top 20 multifamily				$ 847		3.7%	8.6%	Jun-26	n/a	3.0
Loan 21	Senior	Dec-20	Fullerton, CA	$ 35	Floating	L+3.8%	8.5%	Jan-26	70%	3
Loan 22	Senior	Mar-21	Fremont, CA	33	Floating	L+3.5%	8.3%	Apr-26	76%	3
Loan 23	Senior	Jul-21	Phoenix, AZ	32	Floating	S+3.4%	8.1%	Aug-26	74%	3
Loan 24	Senior	Mar-21	Mesa, AZ	31	Floating	S+3.8%	8.6%	Apr-26	83%	3
Loan 25	Senior	Apr-21	Las Vegas, NV	30	Floating	S+3.2%	7.9%	May-26	76%	2
Loan 26	Senior	Apr-22	Mesa, AZ	29	Floating	S+3.4%	8.0%	May-27	75%	3
Loan 27	Senior	Jul-21	Plano, TX	29	Floating	S+3.2%	7.9%	Feb-25	82%	3
Loan 28	Senior	May-22	Denver, CO	28	Floating	S+3.5%	8.3%	Jun-27	73%	3
Loan 29	Senior	May-21	Houston, TX	28	Floating	L+3.0%	7.9%	Jun-26	67%	3
Loan 30	Senior	Feb-22	Long Beach, CA	27	Floating	S+3.4%	8.2%	Mar-27	67%	3
Loan 31	Senior	Aug-21	Glendale, AZ	27	Floating	S+3.3%	8.0%	Sep-26	75%	3
Loan 32	Senior	Dec-21	Fort Mill, SC	26	Floating	S+3.3%	8.0%	Jan-27	71%	3
Loan 33	Senior	May-21	Phoenix, AZ	25	Floating	S+3.2%	7.9%	Jun-26	76%	2
Loan 34	Senior	Dec-21	Phoenix, AZ	24	Floating	S+3.6%	8.3%	Jan-27	75%	3
Loan 35	Senior	Jul-22	Irving, TX	24	Floating	S+3.6%	8.5%	Aug-27	72%	3
Loan 36*	Mezzanine	Feb-22	Las Vegas, NV	24	Fixed	7.0%	12.3%	Feb-27	56% - 79%	3
Loan 37	Senior	Jul-21	Aurora, CO	24	Floating	S+3.2%	7.9%	Jul-26	73%	3
Loan 38	Senior	Mar-22	Glendale, AZ	23	Floating	S+3.5%	8.1%	Mar-27	73%	3

BRIGHTSPIRE CAPITAL

* Loans in which the underlying collateral is related to construction/development projects
** Loans that are on non-accrual status
$ in millions; as of December 31, 2022; at BRSP share
See footnotes in the appendix

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[15]	Extended maturity date[14]	LTV	Risk ranking
Loan 39	Senior	Mar-22	Phoenix, AZ	23	Floating	S+3.7%	8.3%	Apr-27	75%	3
Loan 40	Senior	Nov-21	Austin, TX	23	Floating	S+3.4%	8.1%	Nov-26	71%	3
Loan 41	Senior	Mar-21	San Jose, CA	23	Floating	L+3.7%	8.4%	Apr-26	70%	2
Loan 42	Preferred	Nov-22	Milpitas, CA	22	Fixed	6.0%	12.1%	Dec-32	n/a	3
Loan 43	Senior	Jul-21	Oregon City, OR	22	Floating	S+3.4%	8.1%	Aug-26	73%	3
Loan 44	Senior	Jun-21	Phoenix, AZ	21	Floating	S+3.3%	8.0%	Jul-26	75%	2
Loan 45	Senior	Jan-22	Austin, TX	20	Floating	S+3.4%	8.2%	Feb-27	75%	3
Loan 46	Senior	Aug-21	La Mesa, CA	19	Floating	S+3.0%	7.8%	Aug-25	70%	3
Loan 47	Senior	Dec-21	Gresham, OR	19	Floating	S+3.6%	8.5%	Jan-27	74%	3
Loan 48	Senior	Sep-21	Denton, TX	19	Floating	S+3.3%	8.0%	Oct-25	70%	3
Loan 49	Senior	Sep-21	Bellevue, WA	19	Floating	L+2.9%	7.8%	Sep-25	64%	3
Loan 50	Senior	Jun-21	Phoenix, AZ	19	Floating	L+3.4%	8.2%	Jul-26	63%	3
Loan 51	Senior	May-22	Charlotte, NC	18	Floating	S+3.5%	8.4%	May-27	61%	3
Loan 52	Senior	Jul-21	Salt Lake City, UT	18	Floating	S+3.4%	8.1%	Aug-26	73%	3
Loan 53	Senior	Apr-22	Tacoma, WA	18	Floating	S+3.3%	8.2%	May-27	72%	3
Loan 54	Senior	Jun-21	Phoenix, AZ	17	Floating	L+3.2%	7.9%	Jul-26	75%	3
Loan 55	Senior	Jul-21	Durham, NC	15	Floating	L+3.3%	8.0%	Aug-26	58%	3
Loan 56	Senior	Jul-21	San Antonio, TX	14	Floating	L+3.3%	8.2%	Aug-24	76%	3
Loan 57	Senior	Feb-21	Provo, UT	14	Floating	S+3.9%	8.6%	Mar-26	71%	3
Loan 58	Senior	Mar-22	Glendale, AZ	11	Floating	S+3.5%	8.1%	Mar-27	73%	3
Loan 59	Mezzanine	Jul-14	Various - TX	4	Fixed	9.5%	9.5%	Aug-24	71% - 83%	3
Total / W.A. multifamily loans				$ 1,728		3.6%	8.5%	Aug-26	n/a	3.0
Office										
Loan 60 ***	Senior	Dec-18	Carlsbad, CA	$ 116	Floating	S+4.4%	8.9%	Dec-23	73%	3
Loan 61	Senior	Feb-22	Boston, MA	81	Floating	S+3.8%	8.7%	Mar-27	54%	3
Loan 62	Senior	Aug-18	San Jose, CA	73	Floating	L+2.5%	7.1%	Aug-25	75%	3
Loan 63	Senior	Jan-21	Phoenix, AZ	72	Floating	S+3.7%	8.4%	Feb-26	70%	3
Loan 64	Senior	Jul-19	Washington, D.C.	57	Floating	L+2.8%	7.5%	Aug-24	68%	4
Loan 65	Senior	Feb-19	Baltimore, MD	56	Floating	L+3.5%	8.1%	Feb-24	74%	4
Loan 66	Senior	Apr-19	Long Island City, NY	46	Floating	L+3.3%	7.8%	Apr-24	58%	5
Loan 67	Senior	May-22	Plano, TX	40	Floating	S+4.3%	9.0%	Jun-27	64%	3
Loan 68	Senior	Apr-22	Plano, TX	39	Floating	S+4.1%	8.8%	May-27	70%	3
Loan 69	Senior	Nov-21	Tualatin, OR	39	Floating	S+4.0%	8.8%	Dec-26	66%	3
Subtotal / W.A. top 10 office				$ 618		3.6%	8.3%	Jul-25	n/a	3.3
Loan 70	Senior	Sep-21	Reston, VA	$ 36	Floating	L+4.0%	8.9%	Oct-26	71%	3
Loan 71	Senior	Nov-21	Dallas, TX	36	Floating	L+3.9%	8.7%	Dec-25	61%	3
Loan 72 **	Senior	May-19	Long Island City, NY	34	n/a	n/a	n/a	Jun-24	59%	5
Loan 73	Senior	Apr-22	San Jose, CA	34	Floating	S+4.2%	9.0%	Apr-27	70%	3
Loan 74	Senior	Jun-21	South Pasadena, CA	33	Floating	L+4.9%	9.8%	Jun-26	69%	3
Loan 75	Senior	Apr-21	San Diego, CA	31	Floating	L+3.6%	8.3%	May-26	55%	3
Loan 76	Senior	Jun-17	Miami, FL	30	Floating	S+5.8%	10.1%	Jun-23	73%	3

BRIGHTSPIRE CAPITAL

* Loans in which the underlying collateral is related to construction/development projects
** Loans that are on non-accrual status
*** Subsequent to December 31, 2022, we received repayment proceeds of $29 million
$ in millions; as of December 31, 2022; at BRSP share
See footnotes in the appendix

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[15]	Extended maturity date[14]	LTV	Risk ranking
Loan 77	Senior	Nov-21	Gardena, CA	28	Floating	L+3.5%	8.2%	Dec-26	69%	3
Loan 78	Senior	Oct-21	Blue Bell, PA	28	Floating	S+3.8%	8.5%	Nov-23	67%	3
Loan 79	Senior	Mar-22	Blue Bell, PA	27	Floating	S+4.2%	9.5%	Apr-25	59%	3
Subtotal / W.A. top 20 office				$ 936		3.7%	8.2%	Aug-25	n/a	3.3
Loan 80	Senior	Feb-19	Charlotte, NC	$ 26	Floating	L+3.3%	7.8%	Jul-25	51%	2
Loan 81	Senior	Nov-21	Oakland, CA	25	Floating	L+4.2%	9.0%	Dec-26	57%	4
Loan 82	Senior	Dec-21	Hillsboro, OR	24	Floating	S+4.0%	8.8%	Dec-24	71%	3
Loan 83	Senior	Sep-19	San Francisco, CA	23	Floating	S+3.3%	7.9%	Oct-24	82%	3
Loan 84	Senior	Jul-21	Denver, CO	23	Floating	S+4.4%	9.1%	Aug-26	66%	3
Loan 85	Senior	Aug-19	San Francisco, CA	22	Floating	S+2.9%	7.5%	Sep-24	79%	4
Loan 86	Senior	Oct-20	Denver, CO	19	Floating	S+3.7%	8.4%	Nov-25	64%	3
Loan 87	Senior	Oct-21	Burbank, CA	16	Floating	S+4.0%	8.7%	Nov-26	57%	3
Loan 88	Senior	Aug-21	Los Angeles, CA	15	Floating	L+4.5%	9.4%	Sep-26	58%	3
Loan 89	Senior	Nov-21	Charlotte, NC	15	Floating	S+4.5%	9.2%	Dec-26	67%	3
Loan 90	Senior	Nov-21	Richardson, TX	13	Floating	S+4.1%	9.0%	Dec-26	71%	3
Loan 91	Senior	Sep-19	Salt Lake City, UT	12	Floating	L+2.7%	7.3%	Oct-24	72%	3
Total / W.A. office loans				$ 1,170		3.7%	8.3%	Aug-25	n/a	3.3
Hotel										
Loan 92	Senior	Jan-18	San Jose, CA	$ 185	Floating	L+4.8%	9.1%	Nov-26	79%	4
Loan 93	Senior	Jun-18	Berkeley, CA	120	Floating	L+3.2%	7.8%	Jul-25	66%	4
Loan 94	Senior	Jun-18	Englewood, CO	73	Floating	L+3.5%	7.9%	Feb-25	62%	3
Loan 95	Mezzanine	Sep-19	Berkeley, CA	28	Fixed	11.5%	11.5%	Jul-25	66% – 81%	4
Loan 96 ***	Mezzanine	Jan-17	New York, NY	12	Floating	L+11.0%	15.4%	Sep-22	67% – 80%	5
Total / W.A. hotel loans				$ 418		4.7%	8.9%	Dec-25	n/a	3.9
Mixed-use										
Loan 97	Senior	Oct-19	Brooklyn, NY	$ 78	Floating	S+4.2%	8.8%	Nov-24	70%	3
Loan 98	Senior	Jan-22	New York, NY	45	Floating	S+3.5%	8.4%	Feb-27	67%	3
Loan 99	Senior	May-22	Brooklyn, NY	28	Floating	S+4.4%	9.2%	May-27	68%	3
Loan 100 *,**	Mezzanine	Sep-20	Los Angeles, CA	(0)	n/a	n/a	n/a	Jul-23	n/a	5
Total / W.A. mixed-use loans				$ 151		4.0%	8.7%	Dec-25	n/a	3.0
Industrial										
Loan 101	Senior	Jul-22	Ontario, CA	$ 23	Floating	S+3.3%	8.0%	Aug-27	66%	3
Loan 102	Senior	Mar-22	City of Industry, CA	17	Floating	S+3.4%	8.2%	Apr-27	67%	3
Loan 103	Senior	Mar-22	Commerce, CA	10	Floating	S+3.3%	8.1%	Apr-27	71%	3
Total / W.A. industrial loans				$ 50		3.3%	8.1%	Jun-27	n/a	3.0
Total / W.A. loan portfolio				$ 3,518		3.8%	8.5%	Mar-26	n/a	3.2
General CECL reserves				(49)						
Total / W.A. loan portfolio, net of general CECL reserves				$ 3,468						

BRIGHTSPIRE CAPITAL

* Loans in which the underlying collateral is related to construction/development projects
** Loans that are on non-accrual status
*** Subsequent to December 31, 2022, the New York, NY Hotel mezzanine loan was extended to December 2023
$ in millions; as of December 31, 2022; at BRSP share
See footnotes in the appendix

INVESTMENT DETAIL (CONT'D)

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Origination date	Collateral type	City, State	Undepreciated carrying value	Carrying value	Q4'22 NOI	# of properties	# of buildings	Rentable square feet ("RSF")	W.A. % leased[16]	W.A. lease term (yrs)[17]
Net lease real estate											
Net lease 1 *	Jul-18	Office	Stavenger, Norway	$ 295	$ 254	$ 4.1	1	26	1,291 RSF	100%	7.7
Net lease 2	Aug-18	Industrial	Various - U.S.	292	254	5.1	2	2	2,787 RSF	100%	15.7
Net lease 3	Jul-06	Office	Aurora, CO	55	41	1.0	1	1	184 RSF	100%	4.8
Net lease 4	Jun-06	Office	Indianapolis, IN	39	31	0.7	1	1	338 RSF	100%	8.0
Net lease 5 **	Sep-06	Retail	Various - U.S.	28	19	0.8	7	7	320 RSF	100%	4.0
Net lease 6	Sep-06	Retail	Keene, NH	6	4	0.1	1	1	45 RSF	100%	6.1
Net lease 7	Sep-06	Retail	Fort Wayne, IN	4	3	0.1	1	1	50 RSF	100%	1.7
Net lease 8	Sep-06	Retail	South Portland, ME	3	2	0.2	1	1	53 RSF	100%	8.1
Total / W.A. net lease real estate				$ 722	$ 608	$ 12.1	15	40	5,068 RSF	100%	10.7
Other real estate											
Other real estate 1	Sep-14	Office	Creve Coeur, MO	$ 132	$ 94	$ 2.6	7	7	848 RSF	87%	3.8
Other real estate 2	Dec-14	Office	Warrendale, PA	81	67	1.2	5	5	496 RSF	82%	2.7
Total / W.A. other real estate				$ 213	$ 161	$ 3.9	12	12	1,344 RSF	85%	3.3
Total / W.A. net lease real estate and other real estate				$ 935	$ 768	$ 16.0	27	52	6,412 RSF	97%	9.2

CRE Debt Securities

(At BRSP share)	Carrying value
CRE debt securities	
CRE debt securities (1 investment) ***	$ 3
Total / W.A. CRE debt securities	$ 3

Investment Detail Summary

(At BRSP share)	Number of investments	Undepreciated carrying value	Carrying value
Senior loans	96	$ 3,383	$ 3,383
Mezzanine loans	6	113	113
Preferred equity	1	22	22
General CECL reserves		(49)	(49)
Total loan portfolio	103	3,469	3,469
Net lease real estate	8	722	608
Other real estate	2	213	161
Total net lease real estate and other real estate	10	935	768
CRE debt securities ***	1	3	3
Total	114	$ 4,406	$ 4,240

BRIGHTSPIRE CAPITAL

* Q4'22 NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property
** Subsequent to December 31, 2022, two retail property leases were extended through January 2029
*** CRE Debt Securities includes one PE interest with a total carrying value of $3 million
$ in millions; rentable square feet in thousands; as of December 31, 2022; at BRSP share
See footnotes in the appendix

CAPITALIZATION HIGHLIGHTS

Diversified capital structure of primarily non-recourse debt and a 2.0x debt-to-equity ratio. Embedded capacity under existing financing facilities including an undrawn corporate revolver and $940M of repurchase facilities availability

Key Financial Metrics

$4.7B	Total capitalization *(excluding cash)*
$3.2B	Total outstanding debt
$165M	Corporate revolving credit facility availability *As of February 15, 2023 (fully undrawn)*
$940M	Master repurchase facilities availability *As of February 15, 2023*
2.0x	Debt-to-equity ratio[3]
64%	Debt-to-asset ratio[18]
5.85%	Blended all-in cost of financing[19]

Capital Structure



1%
13%
33%
Total capitalization $4.7B
25%
28%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

As of December 31, 2022, unless otherwise stated; at BRSP share
See footnotes in the appendix

CAPITALIZATION SUMMARY

(At BRSP share)	Recourse vs. non-recourse[20]	W.A. extended maturity[21]	W.A. contractual interest rate[21]	W.A. all-in COF[19]	Outstanding debt (UPB)
Corporate debt					
Corporate revolving credit facility	Recourse	Jan-27	S + 2.25%	6.72%	$ -
Investment-level debt					
Master repurchase facilities	Limited recourse	Oct-26	L/S + 1.93%	6.30%	1,339,993
Securitization bonds payable (2021-FL1)	Non-recourse	Aug-38	L + 1.49%	5.90%	670,000
Securitization bonds payable (2019-FL1)	Non-recourse	Aug-35	S + 1.82%	6.30%	502,717
Mortgage debt – net lease (fixed)	Non-recourse	May-29	4.37%	4.37%	454,196
Mortgage debt – other real estate (fixed)	Non-recourse	Nov-24	4.40%	4.40%	161,132
Other debt	Non-recourse	Jun-24	L + 3.00%	7.39%	27,851
Mortgage debt – net lease (floating)	Non-recourse	Jul-23	L + 2.15%	6.51%	432
Total / W.A. debt (BRSP share)		**Dec-30**		**5.85%**	**$ 3,156,321**

	Book value
Stockholders' equity	$ 1,387,768
GAAP net book value (BRSP share)	**1,387,768**
Accumulated depreciation and amortization	166,564
Undepreciated book value (BRSP share)	**1,554,332**
Total capitalization (undepreciated)	**$ 4,710,653**

During the fourth quarter 2022, the Company recorded approximately $3.0M of amortization of deferred financing costs, which implies approximately 28 bps of annualized financing costs on the Company's total debt capacity as of December 31, 2022

$ in thousands; as of December 31, 2022; at BRSP share

See footnotes in the appendix

INTEREST RATE SENSITIVITY

BRSP's portfolio is positioned to benefit in a rising rate environment

- 100% of senior mortgage loan value is floating rate
- 57% of floating rate senior mortgage loan value is indexed to Term SOFR and 43% to one-month USD LIBOR

Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Portfolio

LIBOR: 4.39% | SOFR: 4.36%
(As of December 31, 2022)



$ in Millions
$10.0
$5.0
$0.0
($5.0)
($10.0)
($15.0)
($0.10) per share
($12.8)
(1.50%)
($0.07) per share
($8.5)
(1.00%)
($0.03) per share
($4.3)
(0.50%)
$4.3
$0.03 per share
0.50%
$8.5
$0.07 per share
1.00%
Incremental Rate of Change*

* Reflects incremental changes to each respective benchmark spot rate as of December 31, 2022
$ in millions, except per share data; as of December 31, 2022; at BRSP share

APPENDIX



BRIGHTSPIRE
CAPITAL

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.

We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) general CECL reserves determined by probability of default/loss given default ("PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

We believe NOI to be a useful measure of operating performance of our net leased and other real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjustments for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company's properties, NOI provides a measure of operating performance independent of the Company's capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company's properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of GAAP net income (loss) which further limits its usefulness.

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT'D)

NOI should not be considered as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

Senior loans reflect the initial loan amount divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value as of the date of the most recent as-is appraisal. Construction senior loans' loan-to-value reflect the total commitment amount of the loan divided by the as completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

Mezzanine loans include attachment and detachment loan-to-values, respectively. Attachment loan-to-value reflects initial funding of loans senior to our position divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value as of the date of the most recent appraisal. Detachment loan-to-value reflects the cumulative initial funding of our loan and the loans senior to our position divided by the as-is value as of the date the loan was originated, or the cumulative principal amount divided by the appraised value as of the date of the most recent appraisal. Construction mezzanine loans include attachment and detachment loan-to-value, respectively. Attachment loan-to-value reflects the total commitment amount of loans senior to our position divided by as-completed appraised value, or the total commitment amount of loans senior to our position divided by projected total cost basis. Detachment loan-to-value reflect the cumulative commitment amount of our loan and the loans senior to our position divided by as-completed appraised value, or the cumulative commitment amount of our loan and loans senior to our position divided by projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, our loans held for investment are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans held for investment are ranked as a "3" and will move accordingly going forward.

NOTES REGARDING REPORTABLE SEGMENTS

BrightSpire Capital, Inc. ("BRSP", "BrightSpire Capital", the "Company" or "We") currently holds investment interests through the reportable segments below, which are based on how management reviews and manages its business.

Senior and Mezzanine Loans and Preferred Equity ("Loans & Preferred Equity Portfolio" or "Loan Portfolio")
The Company's Loan Portfolio may include senior mortgage loans, mezzanine loans and preferred equity interests ("preferred equity") as well as participations in such loans. The Loan Portfolio may also include acquisition, development and construction loan arrangements accounted for as equity method investments.

- Senior mortgage loans may include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile
- Mezzanine loans may include other subordinated loans
- Preferred equity interests may include related equity participation interests

Net Leased Real Estate and Other Real Estate ("Net Lease and Other Real Estate")
The Company's Net Lease Real Estate investments includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance, capital expenditures and real estate taxes. Other Real Estate investments includes direct ownership in commercial real estate, with an emphasis on properties with stable cash flow. Net lease and other real estate includes deferred leasing costs and other net intangibles.

CRE Debt Securities
The Company's Commercial Real Estate ("CRE") Debt Securities investments previously consisted of BBB and some BB rated CMBS bonds (including Non-Investment Grade "B-pieces" of CMBS securitization pools or "B-Piece" investments), or CRE CLOs (including the junior tranches thereof, collateralized by pools of CRE debt investments). It currently includes one sub-portfolio of a real estate private equity interest ("Private Equity Interest" or "PE Interest").

Corporate
The Corporate segment includes corporate-level asset management and other fees including operating expenses, compensation and benefits and restructuring charges.

CONSOLIDATED BALANCE SHEET

		December 31, 2022		December 31, 2021
Assets				
Cash and cash equivalents	$	306,320	$	259,722
Restricted cash		92,508		86,841
Loans and preferred equity held for investment		3,574,989		3,485,607
Current expected credit loss reserve		(106,247)		(36,598)
Loans and preferred equity held for investment, net		3,468,742		3,449,009
Real estate, net		732,468		783,211
Receivables, net		40,698		54,499
Deferred leasing costs and intangible assets, net		53,980		64,981
Assets held for sale		-		44,345
Other assets ($3,035 and $4,406 at fair value, respectively)		55,673		82,451
Mortgage loans held in securitization trusts, at fair value		-		813,310
Total assets	$	4,750,389	$	5,638,369
Liabilities				
Securitization bonds payable, net	$	1,167,600	$	1,500,899
Mortgage and other notes payable, net		656,468		760,583
Credit facilities		1,339,993		905,122
Accrued and other liabilities		87,633		99,814
Intangible liabilities, net		4,839		6,224
Escrow deposits payable		79,055		73,344
Dividends payable		25,777		23,912
Mortgage obligations issued by securitization trusts, at fair value		-		777,156
Total liabilities		3,361,365		4,147,054
Commitments and contingencies				
Equity				
Stockholders' equity				
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively		-		-
Common stock, $0.01 par value per share				
Class A, 950,000,000 shares authorized, 128,872,471 and 129,769,365 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively		1,289		1,298
Additional paid-in capital		2,853,723		2,855,766
Accumulated deficit		(1,466,568)		(1,410,562)
Accumulated other comprehensive income (loss)		(676)		8,786
Total stockholders' equity		1,387,768		1,455,288
Noncontrolling interests in investment entities		1,256		1,472
Noncontrolling interests in the Operating Partnership		-		34,555
Total equity		1,389,024		1,491,315
Total liabilities and equity	$	4,750,389	$	5,638,369

$ in thousands, except per share data; as of December 31, 2022, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net interest income				
Interest income	$ 74,856	$ 49,469	$ 236,181	$ 168,845
Interest expense	(41,336)	(15,035)	(111,806)	(55,484)
Interest income on mortgage loans held in securitization trusts	3,471	9,724	32,163	51,609
Interest expense on mortgage obligations issued by securitization trusts	(3,383)	(8,504)	(29,434)	(45,460)
Net interest income	33,608	35,654	127,104	119,510
Property and other income				
Property operating income	21,978	25,737	90,191	102,634
Other income	3,382	232	6,058	2,333
Total property and other income	25,359	25,969	96,249	104,967
Expenses				
Management fee expense	-	-	-	9,596
Property operating expense	6,418	8,151	24,222	30,286
Transaction, investment and servicing expense	397	537	3,434	4,556
Interest expense on real estate	6,997	7,900	28,717	32,278
Depreciation and amortization	8,213	8,015	34,099	36,399
Increase (decrease) of current expected credit loss reserve	20,609	(6,626)	70,635	(1,432)
Compensation and benefits (including $1,504, $1,638, $7,888 and $14,030 of equity-based compensation expense, respectively)	8,163	7,406	33,031	32,143
Operating expense	2,677	4,144	14,641	17,868
Restructuring charges	-	-	-	109,321
Total expenses	53,474	29,527	208,779	271,015
Other income				
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	854	9,883	854	41,904
Realized loss on mortgage loans and obligations held in securitization trusts, net	(854)	(13,240)	(854)	(36,623)
Other gain on investments, net	40	61,555	34,630	74,067
Income before equity in earnings of unconsolidated ventures and income taxes	5,534	90,294	49,204	32,810
Equity in earnings (loss) of unconsolidated ventures	-	1,128	25	(131,115)
Income tax expense	(1,304)	(6,146)	(2,440)	(6,276)
Net income (loss)	4,230	85,276	46,789	(104,581)
Net (income) loss attributable to noncontrolling interests:				
Investment entities	14	(2,017)	12	1,732
Operating Partnership	-	(2,213)	(1,013)	1,803
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ 4,244	$ 81,045	$ 45,788	$ (101,046)
Net income (loss) per common share – basic	$ 0.03	$ 0.63	$ 0.35	$ (0.79)
Net income (loss) per common share – diluted	$ 0.03	$ 0.63	$ 0.34	$ (0.79)
Weighted average shares of common stock outstanding – basic	128,908	128,693	127,302	128,496
Weighted average shares of common stock outstanding – diluted	128,908	128,693	129,300	128,496

In thousands, except per share data; as of December 31, 2022, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT

	Three Months Ended December 31, 2022				
	Loans and preferred equity	CRE debt securities	Net lease real estate	Corporate	Total
Net interest income					
Interest income	$ 74,855	$ -	$ -	$ 1	$ 74,856
Interest expense	(41,055)	-	-	(281)	(41,336)
Interest income on mortgage loans held in securitization trusts	-	3,471	-	-	3,471
Interest expense on mortgage obligations issued by securitization trusts	-	(3,383)	-	-	(3,383)
Net interest income	33,800	88	-	(280)	33,608
Property and other income					
Property operating income	-	-	21,978	-	21,978
Other income	19	1	906	2,456	3,382
Total property and other income	19	1	22,884	2,456	25,360
Expenses					
Property operating expense	-	-	6,418	-	6,418
Transaction, investment and servicing expense	520	12	2	(137)	397
Interest expense on real estate	-	-	6,997	-	6,997
Depreciation and amortization	-	-	8,155	58	8,213
Increase of current expected credit loss reserve	20,609	-	-	-	20,609
Compensation and benefits	-	-	-	8,163	8,163
Operating expense	1	89	(18)	2,605	2,677
Total expenses	21,130	101	21,554	10,689	53,474
Other income					
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	-	854	-	-	854
Realized loss on mortgage loans and obligations held in securitization trusts, net	-	(854)	-	-	(854)
Other gain (loss), net	-	1,462	(4,253)	2,831	40
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	12,689	1,450	(2,923)	(5,682)	5,534
Income tax expense	(171)	(1,075)	(58)	-	(1,304)
Net income (loss)	12,518	375	(2,981)	(5,682)	4,230
Net loss attributable to noncontrolling interests:					
Investment entities	-	-	14	-	14
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ 12,518	$ 375	$ (2,967)	$ (5,682)	$ 4,244

BRIGHTSPIRE CAPITAL

$ in thousands; as of December 31, 2022

CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT

	Year Ended December 31, 2022				
	Loans and preferred equity	CRE debt securities	Net lease real estate	Corporate	Total
Net interest income					
Interest income	$ 236,893	$ -	$ -	$ (712)	$ 236,181
Interest expense	(110,735)	-	-	(1,071)	(111,806)
Interest income on mortgage loans held in securitization trusts	-	34,187	-	(2,024)	32,163
Interest expense on mortgage obligations issued by securitization trusts	-	(31,458)	-	2,024	(29,434)
Net interest income	126,158	2,729	-	(1,783)	127,104
Property and other income					
Property operating income	-	-	90,191	-	90,191
Other income	276	354	932	4,496	6,058
Total property and other income	276	354	91,123	4,496	96,249
Expenses					
Property operating expense	-	-	24,222	-	24,222
Transaction, investment and servicing expense	3,271	(62)	244	(19)	3,434
Interest expense on real estate	-	-	28,717	-	28,717
Depreciation and amortization	-	-	33,886	213	34,099
Increase of current expected credit loss reserve	70,635	-	-	-	70,635
Compensation and benefits	-	-	-	33,031	33,031
Operating expense	139	615	72	13,815	14,641
Total expenses	74,045	553	87,141	47,040	208,779
Other income					
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	-	854	-	-	854
Realized loss on mortgage loans and obligations held in securitization trusts, net	-	(854)	-	-	(854)
Other gain (loss), net	21,355	1,462	12,455	(642)	34,630
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	**73,744**	**3,992**	**16,437**	**(44,969)**	**49,204**
Equity in earnings of unconsolidated ventures	25	-	-	-	25
Income tax expense	(518)	(1,076)	(846)	-	(2,440)
Net income (loss)	**73,251**	**2,916**	**15,591**	**(44,969)**	**46,789**
Net (income) loss attributable to noncontrolling interests:					
Investment entities	-	-	12	-	12
Operating Partnership	25	-	-	(1,038)	(1,013)
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	**$ 73,276**	**$ 2,916**	**$ 15,603**	**$ (46,007)**	**$ 45,788**

$ in thousands; as of December 31, 2022

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at share balance sheet

	As of December 31, 2022		
	Consolidated	NCI[22]	At BRSP share[23]
Assets			
Loans and preferred equity held for investment, net	$ 3,468,742	$ -	$ 3,468,742
Real estate, net	732,468	12,918	719,550
Deferred leasing costs and intangible assets, net	53,980	822	53,158
Cash, restricted cash, receivables and other assets	495,199	385	494,814
Total assets	$ 4,750,389	$ 14,125	$ 4,736,264
Liabilities			
Securitization bonds payable, net	$ 1,167,600	$ -	$ 1,167,600
Mortgage and other notes payable, net	656,468	12,066	644,402
Credit facilities	1,339,993	-	1,339,993
Intangible liabilities, net	4,839	531	4,308
Other liabilities, escrow deposits payable and dividends payable	192,465	272	192,193
Total liabilities	$ 3,361,365	$ 12,869	$ 3,348,496
Total equity	$ 1,389,024	$ 1,256	$ 1,387,768
Total liabilities and equity	$ 4,750,389	$ 14,125	$ 4,736,264
Total common shares	128,872	128,872	128,872
GAAP net book value per share	$ 10.78	$ 0.01	$ 10.77
Accumulated depreciation and amortization[9]	$ 170,290	$ 3,726	$ 166,564
Accumulated depreciation and amortization per share[9]	$ 1.32	$ 0.03	$ 1.29
Undepreciated book value	$ 1,559,314	$ 4,982	$ 1,554,332
Undepreciated book value per share	$ 12.10	$ 0.04	$ 12.06

In thousands, except per share data; as of December 31, 2022; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net book value to undepreciated book value

		As of December 31, 2022
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,387,768
Accumulated depreciation and amortization[9]		166,564
Undepreciated book value	$	1,554,332
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	10.77
Accumulated depreciation and amortization per share[9]		1.29
Undepreciated book value per share	$	12.06
Total common shares		128,872

In thousands, except per share data; as of December 31, 2022; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net income to Distributable Earnings and Adjusted Distributable Earnings

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Net income attributable to BrightSpire Capital, Inc. common stockholders	$ 4,244	$ 45,788
Adjustments:		
Net income attributable to noncontrolling interest of the Operating Partnership	-	1,013
Non-cash equity compensation expense	1,504	7,888
Depreciation and amortization	8,082	33,949
Net unrealized loss (gain):		
Other unrealized gain on investments	(58)	(1,155)
General CECL reserves	20,609	13,692
Gain on sales of real estate, preferred equity and investments in unconsolidated joint ventures	-	(30,709)
Adjustments related to noncontrolling interests	(186)	(730)
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 34,195	$ 69,736
Distributable Earnings per share[24]	$ 0.27	$ 0.53
Weighted average number of common shares and OP units[24]	128,908	130,539

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 34,195	$ 69,736
Adjustments:		
Realized loss on CRE debt securities and B-piece	797	797
Specific CECL reserves	-	56,944
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 34,992	$ 127,477
Adjusted Distributable Earnings per share[24]	$ 0.27	$ 0.98
Weighted average number of common shares and OP units[24]	128,908	130,539

In thousands, except per share data; as of December 31, 2022; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net income to NOI

		Three Months Ended December 31, 2022
Net income attributable to BrightSpire Capital, Inc. common stockholders	$	4,244
Adjustments:		
Net income attributable to non-net leased and other real estate portfolios[25]		(5,259)
Net loss attributable to noncontrolling interests in investment entities		(14)
Amortization of above- and below-market lease intangibles		(189)
Interest expense on real estate		6,997
Transaction, investment and servicing expense		69
Depreciation and amortization		8,156
Operating expense		(18)
Other loss on investments, net		2,125
Income tax expense		165
NOI attributable to noncontrolling interest in investment entities		(288)
Total NOI attributable to BrightSpire Capital, Inc. common stockholders	$	15,988

$ in thousands; as of December 31, 2022; unaudited
See footnotes in the appendix

FOOTNOTES

1. Includes availability under the corporate revolving credit facility and unrestricted cash as of February 15, 2023
2. As of February 15, 2023
3. Debt-to-equity ratio based on BRSP's share of total outstanding unpaid principal balance ("UPB") divided by total stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments; stockholders' equity excludes noncontrolling interests in investment entities
4. Based on annualized Q4'22 quarterly dividend of $0.20/share and BRSP closing share price of $7.48 as of February 15, 2023
5. Amounts presented reflect total committed capital as of December 31, 2022
6. General CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves
7. Includes one private equity secondary interest for approximately $3 million
8. Includes cash, restricted cash, net receivables, other assets, accrued and other liabilities, escrow deposits payable and dividends payable
9. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
10. Excludes one mezzanine loan with a total commitment of $28 million and one preferred equity investment with a total commitment of $22 million
11. Initial fundings are presented net of the impact of origination fees
12. Other includes non-cash payment-in-kind ("PIK") interest income, accrual of origination, extension and exit fees and specific CECL reserves
13. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at BRSP share as of December 31, 2022
14. Represents the remaining loan term based on maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at BRSP share as of December 31, 2022
15. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash PIK interest income and the accrual of origination, extension and exit fees. For W.A. calculations, unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2022
16. Represents the percent leased as of December 31, 2022 and is weighted by carrying value
17. Based on in-place leases (defined as occupied and paying leases) as of December 31, 2022 and assumes that no renewal options are exercised. W.A. calculation based on carrying value
18. Debt-to-asset ratio based on total outstanding UPB at BRSP share divided by total assets at BRSP share excluding the impact of accumulated depreciation and amortization on real estate investments
19. For W.A. calculations, assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2022 and is weighted on outstanding debt (UPB); excludes amortization of financing costs
20. Subject to customary non-recourse carve-outs
21. W.A. calculation based on outstanding debt (UPB)
22. Represents interests in assets held by third party partners
23. Represents the proportionate share attributed to BRSP based on BRSP's ownership percentage by asset
24. The Company calculates Distributable Earnings and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares (held by members other than us or our subsidiaries). For the year ended December 31, 2022, the weighted average includes 3.1 million OP units until their redemption in May 2022
25. Net income attributable to non-net leased and other real estate portfolios includes net income on our loan portfolio, CRE debt securities and corporate business segments

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Eric Hagen
212-738-6014

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Derek Hewett
646-855-2087

Jones Research
Jason Stewart
646-465-9932

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL


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